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                                                                    EXHIBIT 21.1

                                   ITEQ, INC.
                              LIST OF SUBSIDIARIES


         COMPANY NAME                                         INCORPORATED
         ------------                                         ------------
Air-Cure (Canada) Technologies, Ltd.                          Ontario, Canada
Air-Cure Dynamics, Inc.                                       Delaware
Air-Cure Environmental GmbH                                   Germany
Air-Cure (Singapore) Pte. Ltd.                                Singapore
Allied Industries, Inc.                                       Texas
Amerex Industries, Inc.                                       Delaware
Australasian HMT Pty. Ltd.                                    Australia
Ceilcote Air-Cure Ltd.                                        England
Exell, Inc.                                                   Delaware
G.L.M. Acquisition, L.L.C.                                    Delaware
G.L.M. Tanks and Equipment Ltd.                               Canada
Graver Manufacturing Co., Inc.                                Delaware
HMT Canada, Inc.                                              Alberta, Canada
HMT Rubbaglas, Ltd.                                           England
HMT Singapore Pte. Ltd.                                       Singapore
HMT Tank Systems B.V.                                         Netherlands
Interel Environmental Technologies, Inc.                      Delaware
ITEQ (Australia), Inc.                                        Delaware
ITEQ Aviation, Inc.                                           Delaware
ITEQ Construction Services, Inc.                              Delaware
ITEQ Export, Inc.                                             Barbados
ITEQ Intellectual Properties, Inc.                            Delaware
ITEQ Investments, Inc.                                        Delaware
ITEQ Management Company                                       Delaware
ITEQ Storage Systems, Inc.                                    Minnesota
ITEQ Tank Services, Inc.                                      Delaware
Ohmstede, Inc.                                                Texas
Reliable Steel, Inc.                                          Delaware
Texoma Tank Company, Inc.                                     Texas
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